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                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

         This Credit Agreement (the "Agreement") is entered into as of the _____ day of_____________, 1996, by and between THE O'GARA COMPANY,, an Ohio corporation ("Borrower") and THE FIFTH THIRD BANK, an Ohio banking corporation ("Bank").

Section 1. Definitions.

         Certain capitalized terms have the meanings set forth on Exhibit 1 hereto or in the Security Agreement. All financial terms used in this Agreement but not defined on Exhibit 1 or in the Security Agreement have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2. Loans.

         2.1. Revolving Credit Loans. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank will make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Agreement in an amount not exceeding $30,000,000. Borrower may borrow, prepay (without penalty or charge), and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed $30,000,000. If the amount of Revolving Loans outstanding at any time under the Facility exceeds the limit set forth above, Borrower will immediately pay the amount of such excess to Bank in cash. In the event Borrower fails to pay such excess, Bank may, in its discretion, setoff such amount against Borrower's accounts at Bank.

         (b) Borrower may request a Revolving Loan by written or telephone notice to Bank. Bank will make Revolving Loans by crediting the amount thereof to Borrower's account at Bank.

         (c) The Revolving Loan proceeds will be used for:

                  (i) general working capital purposes; and

                  (ii) to purchase substantially all of the assets of one or more related corporations, partnerships, companies or other entities or to purchase the stock or other ownership interest in one or more related entities (the "Interest"); provided that the purchase price of such Interest is in an amount of less to $2,000,000 or, with the Bank's prior written consent, Borrower may purchase such Interest in an amount in excess of $2,000,000; and provided further, in connection with the purchase of such Interest by Borrower, Borrower will be granted a first priority perfected security interest in such Interest and Borrower will execute and deliver to Bank any and all necessary documents required thereunder.

         (d) On the date hereof, Borrower will duly issue and deliver to Bank a Revolving Note in the form of Exhibit 2.1 (the "Revolving Note"), in the principal amount of $30,000,000, bearing interest as specified in the Revolving Note.

         (e) The term of the Facility will expire on ___________________, 1997, and the Revolving Note will become payable in full on that date. Borrower may prepay the principal balance of the Revolving Note in whole or part at any time.

         2.2 Unused Facility Fee. So long as this Agreement is in effect, Borrower will pay to Bank an unused facility fee at an annual rate equal to one-quarter of one percent (.25%) of that portion of the Facility that is not outstanding on each day (the "Unused Facility Fee"), which will be payable on the first (1st) day of each calendar month in arrears for the previous calendar month with a final payment due on the termination of this Agreement.
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         2.3 Letter of Credit Facility. (a) Bank hereby agrees to grant to
Borrower a letter of credit facility (the "Letter of Credit Facility") under which Borrower may, from time to time, obtain standby letters of credit and commercial letters of credit from Bank (the "Letters of Credit" and individually a "Letter of Credit") in an aggregate amount not to exceed $4,500,000 outstanding at any one time (the "Letter of Credit Facility"). The Letters of Credit shall be in favor of such beneficiaries (collectively the "Beneficiaries" and each a "Beneficiary") and for such purposes as an authorized representative of Borrower specifies, shall have such expiration dates as Bank and Borrower agree (provided that no Letters of Credit shall have a term beyond ____________________________, 1997), and shall otherwise be in such form and substance as Bank and Borrower agree.

         (b) All advances to the holder of the Letter of Credit will be funded by advances under a Letter of Credit Note from Borrower to Bank in the form attached hereto as Exhibit 2.3 (the "Letter of Credit Note"). In the event that Bank pays any amount under or on account of the Letter of Credit issued by it (the payment by Bank under or on account of the Letter of Credit being herein called a "Draw"), a Loan by Bank shall be made to Borrower in a total amount equal to the amount of such Draw to reimburse Bank for such Draw which shall be evidenced by the Letter of Credit Note. Borrower hereby irrevocably requests that such Revolving Loans be made and irrevocably authorizes Bank to apply the proceeds of such Revolving Loans to immediately reimburse Bank for the amount of the Draw.

         (c) Prior to the date of issuance of any Letter of Credit, Borrower agrees to execute a Letter of Credit Application for each Letter of Credit (the "Applications"). The obligations of Borrower with respect to the Letter of Credit shall include the terms of the application for such Letter of Credit and any other documentation executed between Bank and Borrower with respect to such Letter of Credit.

         (d) Borrower agrees to pay to Bank, a non-refundable fee of one percent (1%) per annum of the amount of each new standby Letter of Credit or each extension of the expiration date of a standby Letter of Credit. Borrower agrees to pay Bank, a non-refundable fee for each new commercial Letter of Credit or each extension of a commercial Letter of Credit based upon Bank's Letter of Credit Fee Schedule to be delivered to Borrower from time to time. The fee shall be payable on or before the issuance of each Letter of Credit.

         (e) The obligations of Borrower to Bank under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever.

         (f) The proceeds of the Letter of Credit(s) will be used to support the purchase and sale of inventory and equipment associated with Borrower' foreign customers and suppliers.

         2.4 Letter of Credit Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative agency shall either
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or (ii) impose on the Bank any other condition regarding this Agreement or the Letters of Credit (other than changes in the rates of income taxation generally applicable to Bank), and the result of any such event shall be to increase the costs of Bank for issuing or maintaining the Letters of Credit (which increases in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such event(s), other than increases which result solely from Bank's acts or omissions, then (a) Bank shall so notify Borrower and (b) upon receipt of such notice from Bank, Borrower shall promptly pay to Bank, from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased costs, together with interest on each such amount from the date of such notice until payment in full thereof at the rate set forth in the Letter of Credit Note. A certificate setting forth in reasonable detail such increased cost incurred by Bank as a result of any such event and that such increased costs are being charged to Bank's other letter of credit customers, submitted by Bank to Borrower shall be prima facie evidence, absent manifest error, as to the amount thereof.

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         2.5 Actions Relating to the Letter of Credit Liability of Bank. Any
action taken or omitted by Bank, under or in connection with the Letters of Credit or sight drafts or documents relating thereto, if taken or omitted without gross negligence or willful misconduct, shall be binding upon Borrower and shall not result in Bank being under any liability to Borrower. Borrower assumes all risks of the acts or omissions of the Beneficiaries, Bank or any permitted transferee of the Letters of Credit with respect to its use of the Letters of Credit, if such acts or omissions are without negligence or wilful misconduct. Neither Bank nor any of its officers or directors will be liable or responsible for: (a) the use which may be made of the Letters of Credit or for any acts or omissions of any Beneficiary and any permitted transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except only damages which Borrower proves were caused by (i) the Bank's willful misconduct or negligence in determining whether a sight draft or other documents presented under the Letters of Credit comply with the terms of the Letters of Credit or (ii) Bank's willful or negligent failure to pay under the Letter(s) of Credit after the presentation to it by the Beneficiary (or a permitted successor to whom the Letter(s) of Credit has been transferred in accordance with its terms) of a sight draft and documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

         2.6 Letter of Credit Indemnification. Borrower hereby agrees at all times to protect, defend, indemnify, save and hold harmless Bank from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, charges, counsel fees, interest and penalties and other expenses which Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of any Letter of Credit or the use (or the proposed or potential use) of the proceeds of any drawing under such Letter of Credit or any increased costs incurred by Bank due to any change in law or regulations governing Bank or letters of credit in general; provided that Borrower shall not be required to indemnify Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of Bank in determining whether a sight draft or other documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) Bank's willful or negligent failure to pay under such Letter of Credit after the presentation to it by the Beneficiary (or a successor to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and documents strictly complying with the terms and conditions of such Letter of Credit.

         Notwithstanding any of the foregoing, Bank shall not, in any way, be liable for any failure by Bank to pay any sight draft under any Letter of Credit as a result of any act of a governmental authority or any other cause beyond the reasonable control of the Bank.

         2.7 Time of Payment. All payments of principal and interest made by Borrower shall be made no later than 2:00 P.M., on the Business Day such payments are due. All amounts paid after such time will be credited on the following date.

Section 3. Representations And Warranties.

         Borrower hereby warrants and represents to Bank the following:

         3.1 Organization and Qualification. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Ohio, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Notes and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Bank with respect to Borrower and its operations is true and correct.

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         3.2. Due Authorization. The execution, delivery and performance by
Borrower of this Agreement, the Security Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the Articles of Incorporation or Code of Regulations of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Bank herein. Borrower has duly executed and delivered this Agreement, the Security Agreement, the Notes and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction.

         3.3. Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

         3.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

         3.5 Business. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

         3.6 Licenses, etc.. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

         3.7 Laws and Taxes. Borrower is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Agreement, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

         3.8 Financial Condition. All financial information relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Bank is true and correct and has been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Bank.

         3.9 Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Bank, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens"): (a) current taxes and assessments not yet due and payable,
(b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, and
(d) any security interests, pledges, assignments or mortgages granted to Bank to secure the repayment or performance of the Obligations.

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         3.10 Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or Regulations/Bylaws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

         3.11 Environmental Laws. (a) Borrower has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

         (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

         3.12 Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement other than those set forth on Exhibit 3.12 attached to this Agreement.

         3.13 ERISA. Borrower and all individuals or entities along with Borrower would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time ("ERISA"). Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event").

Section 4. Affirmative Covenants.

         4.1 Books and Records. Borrower will maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Bank in evaluating the status of the Loans as it may reasonably request from time to time. Borrower will give Bank reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

         4.2 Financial Statements. Borrower will maintain a standard and modern system for accounting and will furnish to Bank:

                  (a) Within thirty (30) days after the end of each month, a copy of Borrower's consolidated financial statements for that month and for the year to date in a form reasonably acceptable to Bank, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;


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                  (b) Within ninety (90) days after the end of each fiscal year, a copy of Borrower's consolidated financial statements for that year audited by a firm of independent certified public accountants acceptable to Bank (which acceptance will not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification;

                  (c) All of the statements referred to in (a) and (b) above shall be in conformance with generally accepted accounting principles;

                  (d) With the statements submitted under (a) and (b) above, a certificate signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Bank and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained in this Agreement;

                  (e) Prior to the end of each fiscal year, a projected balance sheet, projected income statement and projected statement of cash flow for the subsequent fiscal year prepared in accordance with generally accepted accounting principles consistently applied;

                  (f) Immediately upon any officer of Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof; and

                  (g) Upon request, copies of all federal, state and local income tax returns and such other information as Bank may reasonably request.

         If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above will be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

         4.3 Condition and Repair. Borrower will maintain its assets in good repair and working order and will make all appropriate repairs and replacements thereof.

         4.4 Insurance. Borrower will insure its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

         4.5 Taxes. Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Bank is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Bank cash or bond in an amount acceptable to Bank.

         4.6 Existence; Business. Borrower will (a) maintain its existence, (b) engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

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         4.7 Compliance with Laws. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and will immediately notify Bank of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law.

         4.8 Notice of Default. Borrower will, within three (3) days of its knowledge thereof, give written notice to Bank of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

         4.9 Costs. Borrower will pay to Bank its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), expert fees, court costs, litigation and other expense (collectively, "Costs") incurred or paid by Bank in connection with the negotiating, documenting, administering and enforcing the Facility, the Loans and the Loan Documents and the defense, preservation and protection of Bank's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Bank. If Borrower fails to pay the Costs when upon such demand, Bank is entitled to disburse such sums as an advance under the Facility. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Notes. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

         4.10 Depository/Banking Services. So long as this Agreement is in effect, Bank will be the principal depository in which substantially all of Borrower's funds are deposited, and the principal bank of account of Borrower. Borrower will also maintain a non-interest bearing account with Bank at all times during the term of this Agreement with a collected balance of at least $250,000 deposited therein. Borrower will grant Bank the first and last opportunity to provide any corporate banking services required by Borrower and its Affiliates, including, without limitation, payroll, cash management and employee benefit plan services.

         4.11 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank, all monies so paid by Bank on behalf of Borrower will be deemed Loans and Obligations.

         4.12 Initial Public Offering. This Agreement and Bank's obligations to fund and perform hereunder are specifically contingent upon the successful consummation prior to November ___________ , 1996 of an initial public offering for Borrower's stock in an amount of at least $_________________ as set forth in the Prospectus filed with the Securities and Exchange Commission on ________________________, 1996.

Section 5. Negative Covenants.

         5.1 Indebtedness. Borrower will not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations.

         5.2 Prepayments. Borrower will not voluntarily prepay any Indebtedness owing by Borrower prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment will result in a discount on the amount due.

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         5.3 Pledge or Encumbrance of Assets. Other than the Permitted Liens,
Borrower will not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Bank, Liens existing on the date of this Agreement which have been disclosed to and approved by Bank and Liens imposed by law which secure amounts not at the time due and payable.

         5.4 Guarantees and Loans. Borrower will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business nor make any advance or loan other than in the ordinary course of business as presently conducted, including, without limitation, loans and advances to employees of Borrower.

         5.5 Merger; Disposition of Assets. Except as permitted in Section 2.1(c) hereof, Borrower will not (a) change its capital structure, (b) merge or consolidate with any corporation, (c) amend or change its Articles of Incorporation or Code of Regulations or (d) sell, transfer or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.

         5.6 Transactions with Affiliates. Borrower will not (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, (b) directly or indirectly make any loans or advances to or investments in any of its Affiliates, (c) enter into any transaction with any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of Borrower's business, or (d) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Borrower or its shareholders holds a direct or indirect interest.

         5.7 Investments. Except as set forth in Sections 2.1(c) and 5.8 of this Agreement, Borrower will not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other firm, partnership, corporation or entity other than short term investments of excess working capital in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000.

         5.8 Foreign Investments. Borrower will not purchase or hold beneficially any stock, securities or ownership interest, or make any investment or acquire any interest in any foreign entity or entities in an aggregate amount in excess of $10,000,000.

         5.9 Indebtedness to Tangible Net Worth. Borrower will not permit its ratio of outstanding Indebtedness to Tangible Net Worth, on a consolidated basis, to exceed 2.25 : 1.00 so long as any of the Obligations remain outstanding.

         5.10 Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth, on a consolidated basis, to be less than $20,000,000 so long as any of the Obligations remain outstanding.

         5.11 Debt Service Coverage Ratio. Borrower will not permit its Debt Service Coverage Ratio, on a consolidated basis, to be less than 1.50 : 1.00 so long as any of the Obligations remain outstanding.

         5.12 Current Ratio. Borrower will not permit its Current Ratio, on a consolidated basis, to be less than 1.50 : 1.00 so long as any of the Obligations remain outstanding.

Section 6. Events of Default and Remedies.

         6.1 Events of Default. Any of the following events will be an Event of Default ("Event of Default"):

         (a) any representation or warranty made by Borrower herein or in any of the Loan Documents is incorrect when made or reaffirmed; or

         (b) Borrower defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

         (c) Borrower fails to observe or perform any covenant, condition or agreement herein and fails to cure such default within 30 days of the occurrence thereof, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, (iii) any breach in any negative covenant set forth in Section 5 hereof, or (iv) any breach of any covenant which has already occurred; or

         (d) a court enters a decree or order for relief with respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for thirty (30) days without dismissal; or

         (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

         (f) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $150,000, and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments which right is not contested by Borrower or is determined by any court of competent jurisdiction to be valid; or

         (g) final judgment of the payment of money in excess of $150,000 is rendered against Borrower and remains undischarged for 10 days during which execution is not effectively stayed; or

         (h) any event occurs which might, in Bank's opinion, have a material adverse effect on the Collateral or on Borrower's financial condition, operations, assets or prospects, or on any other property securing the repayment of the Obligations; or

         (i) a change occurs in the ownership of Borrower's common stock so that at least 51% of the outstanding common stock of Borrower is no longer owned by those parties owning such stock on the date of this Agreement; or

         (j)      an Event of Default or default occurs under any Loan Document;
                  or

         (k)      the dissolution of Borrower; or

         (l) the commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against any of the Collateral or any property securing the repayment of any of the Obligations; or

         (m) the loss, theft or substantial damage to the Collateral or any property securing the repayment of the Obligations if the result of such occurrence will be, in Bank's reasonable judgment, the failure or inability of Borrower to continue substantially normal operation of its business within thirty
                  (30) days of the date of such occurrence.

         (n) Bank ceases to be Borrower's (i) principal depository Bank in which substantially all of Borrower's funds are deposited, and
                  (ii) principal bank of account.

         (o) (i) the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms;
                  (iii) the security interest or Lien purporting to be created by any of the Loan Documents will for any reason cease to be a valid, perfected lien subject to no other liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Bank in writing; or

         (p) Bank has called for additional security and the Borrower has not furnished such additional security on demand; or

         (q)      Bank in good faith deems itself insecure; or

         (r) a Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a Reportable Event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of Borrower's employee benefit plans; or

         (s) the filing of any lien or charge against the Collateral or any part thereof which is not removed to the satisfaction of Bank within a period of 30 days thereafter; or

         (t) the abandonment by Borrower of all or any part of the Collateral.

         6.2 Remedies. If any Event of Default occurs, Bank may (i) cease advancing money hereunder, (ii) declare all Obligations to be immediately due and payable, whereupon such Obligations will immediately become due and payable,
(iii) exercise any and all rights and remedies provided by applicable law and the Loan Documents, (iv) proceed to realize upon the Collateral or any property securing the Obligations, including, without limitation, causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, all without presentment, demand, protest, or notice of any kind, each of which are hereby expressly waived by Borrower. Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws.

         6.3 Setoff. If any Event of Default will occur, Bank is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Bank, including but not limited to certificates of deposit.

         6.4 Default Rate. After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will accrue interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         6.5 Late Payment Penalty. If any payment of principal is not paid when due (whether at maturity, by acceleration or otherwise after the expiration of any applicable notice, grace and cure periods), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

         6.6 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshalling of assets which may be secured by any of the Loan Documents.

         6.7 Effect of Termination. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Bank hereunder and under the Loan Documents will continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Loans are outstanding to Borrower, until all of the Obligations, have been paid in full.

         6.8 No Adequate Remedy at Law. Borrower recognizes that in the event Borrower fails to pay, perform, observe or discharge any of its Obligations under this Agreement, the Notes or the other Loan Documents, no remedy at law will provide adequate relief to Bank and Borrower agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

Section 7. Conditions Precedent.

         7.1 Conditions to Initial Loans. Bank will have no obligation to make or advance any Revolving Loan or the Term Loan until Borrower has delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

                  (a) An executed Revolving Note in the form of Exhibit 2.1 attached hereto and an executed Letter of Credit Note in the form of Exhibit 2.3 attached hereto.

                  (b) A Certificate of Borrower in the form of Exhibit 7.1(b) and all attachments thereto.

                  (c) A favorable opinion of counsel to Borrower, substantially in the form of Exhibit 7.1(c) attached hereto.

                  (d) An executed version of the Security Agreement in the form of Exhibit 8.5 attached hereto along with a completed version on Schedule I attached thereto entitled "Specific Representations".

                  (e) All appropriate financing statements (Form UCC-1) and consents or waivers of landlords, warehousemen and mortgagees, as requested by Bank.

                  (f) UCC searches, tax lien and litigation searches, insurance certificates, notices or other documents which Bank may require to reflect, perfect or protect Bank's first priority lien in the Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction.

                  (g) All requisite releases of liens, termination statements and satisfactions of mortgages necessary to release all liens and encumbrances against the Collateral and any other property pledged to secure the Loans and all requisite waivers and subordination agreements, in a form satisfactory to Bank, to be executed and delivered by Borrower's landlords and mortgagees which are necessary to grant Bank a first lien in the Collateral, including but not limited to all Inventory and Equipment of Borrower.

                  (h) Borrower has paid or will pay to Bank all out of pocket expenses incurred by Bank in connection with the preparation of this Agreement and accompanying documents and the consummation of the transactions contemplated hereby.

                  (i) A Certificate of Insurance as described in Section 4.4 hereof.

                  (j) Bank shall have completed to its reasonable satisfaction an audit of the books and records of Borrower, including the Collateral. It is understood, however, that any such audit by Bank will in no respect waive Bank's rights to pursue remedies upon an Event of Default.

                  (k) Such additional information and materials as Bank may reasonably request.

         7.2 Conditions to Each Revolving Loan. On the date of each Revolving Loan, the following statements will be true:

                  (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date;

                  (b) No event will have occurred and be continuing, or would result from such Revolving Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

                  (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loan will not violate the lending limits set forth in Section 2.1 of this Agreement.

                  The acceptance by Borrower of the proceeds of each Revolving Loan will be deemed to constitute a representation and warranty by Borrower that the conditions in Section 7.2 of this Agreement, other than those that have been waived in writing by Bank, have been satisfied.

Section 8. Miscellaneous Provisions.

         8.1 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement will not in any way be affected. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full and the Facility is terminated.

         8.2 Waiver by Borrower. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof. Borrower hereby waives all suretyship defenses, including but not limited to, all defenses set forth in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

         8.3 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents, by operation of law or otherwise. Bank (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participation in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about a Borrower which Bank may possess at any time.

         8.4 Subsidiaries. If Borrower has any additional Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower" and each Subsidiary individually and in the aggregate, and Borrower will cause each Subsidiary to be in compliance therewith.

         8.5 Security. The Obligations are secured as provided herein, in this Agreement, the Security Agreement, in the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations.

         8.6 Survival. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes.

         8.7 Delay or Omission. No delay or omission on the part of Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor will the action or omission to act by Bank upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

         8.8 Notices. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

                  To Borrower:      The O'Gara Company
                                    ________________________________
                                    ________________________________
                                    Attention: ________________________________

                  To Bank:          The Fifth Third Bank
                                    38 Fountain Square Plaza
                                    Cincinnati, Ohio 45263
                                    Attention:  Metropolitan Lending Department

         Either party may change such address by sending written notice of the change to the other party.

         8.9 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any partnership, joint venture or other relationship between Bank and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

         8.10 Indemnification. If after receipt of any payment of all or part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

         8.11 Governing Law; Jurisdiction. This Agreement, the Notes and the other Loan Documents will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         8.12 Confession of Judgment. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

         IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                      THE O'GARA COMPANY

                                      By: ________________________________

                                      Its: _______________________________



                                      THE FIFTH THIRD BANK

                                      By: ________________________________

                                      Its: _______________________________

                                    EXHIBITS
                                       TO
                                CREDIT AGREEMENT
                                     BETWEEN
                               THE O'GARA COMPANY
                                       AND
                              THE FIFTH THIRD BANK

                                                                          Page
                                                                          ----
Exhibit 1         -   Definitions                                           17
Exhibit 2.1       -   Revolving Note                                        20
Exhibit 2.3       -   Letter of Credit Note                                 24
Exhibit 3.12      -   Subsidiaries and Partnerships                         27
Exhibit 7.1 (b)   -   Certificate of Borrower                               28
                  -   Attachment C - Directors' Resolution                  30
Exhibit 7.1 (c)   -   Form of Opinion of Borrower's Counsel                 32
Exhibit 8.5       -   Security Agreement                                    33
                  -   Schedule I - Specific Representations                 39

                                    EXHIBIT 1

                                   DEFINITIONS


         1. "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee
(i) of Borrower or (ii) of any person described in the preceding clause (a).

         2. "Business Day" means any day which the Bank and the Federal Reserve Bank of Cleveland is open for business.

         3. "Collateral" has the meaning assigned to that term in the Security Agreement.

         4. "Current Assets" means all assets which may properly be classified as current assets in accordance with generally accepted accounting principles, provided that for the purpose of determining the Current Assets of Borrower (a) notes and accounts receivable will be included only if good and collectible and payable on demand or within twelve (12) months from the date as of which Current Assets are to be determined (and if not directly or indirectly renewable or extendible, at the option of the debtors, by their terms or by the terms of any instrument or agreement relating thereto, beyond such twelve (12) months) and will be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles, and (b) the cash surrender value of life insurance policies will be excluded.

         5. "Current Liabilities" means all Indebtedness maturing on demand or within twelve (12) months from the date as of which Current Liabilities are to be determined (including, without limitation, liabilities, including taxes accrued as estimated, accounts payable, and all current liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles), and excluding intercompany liabilities.

         6. "Current Ratio" means the ratio of Current Assets to Current Liabilities.

         8. "Debt Service Coverage Ratio" means the ratio of (a) the sum of Borrower's net income for a fiscal year before taxes and depreciation, less distributions and dividends to (b) the sum of Borrower's interest expense and principal payments for such fiscal year.

         9. "Default Rate" means six percent (6%) in excess of the interest rate otherwise in effect under amounts outstanding under the Notes. In no event will the interest rate accruing under such Notes be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

         10. "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

         11. "ERISA" means the Federal Employee Retirement Income Security Act of 1974.

         12. "Event(s) of Default" will have the meaning set forth in Section
6.1 of this Agreement.

         13. "Facility" will have the meaning set forth in Section 2.1 of this Agreement.

         14. "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (c) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         15. "Letter(s) of Credit" will have the meaning set forth in Section
2.3 of this Agreement.

         16. "Letter of Credit Facility" will have the meaning set forth in
Section 2.3 of this Agreement.

         17. "Letter of Credit Note" will have the meaning set forth in Section
2.3 of this Agreement.

         18. "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

         19. "Loan Documents" means this Agreement, the Note, the Security Agreement, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

         20. "Loans" means the Revolving Loans and any Draw(s) under the Letter of Credit Facility.

         21. "Note" means the Revolving Note and the Letter of Credit Note.

         22. "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to each of Bank and the Affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Notes and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Affiliate of Fifth Third Bancorp under this Agreement or any other document or instrument related to any of the foregoing.

         23. "Permitted Liens" has the meaning assigned thereto as set forth in
Section 3.9 of this Agreement.

         24. "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

         25. "Revolving Loans" has the meaning assigned to that term in Section
2.1 of this Agreement.

         26. "Revolving Note" has the meaning assigned to that term in Section
2.1 of this Agreement.

         27. "Security Agreement" means the Security Agreement of even date herewith between Borrower and Bank, securing the Obligations.

         28. "Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

         29. "Tangible Net Worth" means the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of Borrower:

                  (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

                  (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as good-will, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;

                  (iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and

                  (iv) any subsequent write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset.

                                   EXHIBIT 2.1

                                 REVOLVING NOTE



$30,000,000                                                     Cincinnati, Ohio
                                                      ____________________, 1996


         THE O'GARA COMPANY, an Ohio corporation, for value received, hereby promises to pay to the order of THE FIFTH THIRD BANK, an Ohio banking corporation (the "Bank"), at its offices, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million Dollars ($30,000,000) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement of even date herewith by and between Borrower and Bank, as the same may be amended from time to time (the "Agreement").

         Principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at the rate or rates per annum set forth below which shall be designated by Borrower as more fully set forth herein. At any time and from time to time during the term hereof, so long as no Event of Default has occurred and so long as such outstanding principal amounts hereunder are not then subject to an Interest Rate Election, Borrower may notify Bank that it wishes to exercise its right to adjust the rate of interest accruing on amounts of principal outstanding under this Note to one of the rates set forth below, however, once the rate of interest accruing against any amounts outstanding hereunder is adjusted to one of the following interest rates during an Interest Period, Borrower may not elect to adjust such interest rate to a different interest rate until the expiration of such Interest Period:

                  (a) LIBOR Rate. Upon telephonic notice by Borrower to Bank by 12:00 noon on the Effective Date, Borrower may elect to have all or a portion of the Note in minimum amounts of $100,000 per election (provided such amounts are not then subject to an Interest Rate Election) bear interest at the per annum rate equal to two hundred seventy-five (275) basis points in excess of the LIBOR Rate (a "LIBOR Election"). Such notice shall inform Bank of the amount of the Note to be subject to the LIBOR Election, the LIBOR Interest Period and the Effective Date for the LIBOR Interest Period.

Borrower's right to make a LIBOR Election shall be terminated automatically if Bank, by telephonic notice, shall notify Borrower that LIBOR deposits with a maturity corresponding to the maturity of the LIBOR Interest Period, in an amount equal to the borrowings to be subject to the LIBOR Election are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period.

In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to which a LIBOR Election is in effect, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for the Bank to find or maintain its funding in Eurodollars of any portion of the Note subject to the LIBOR Election or otherwise to give effect to Bank's obligations as contemplated hereby, (i) Bank may, by written notice to Borrower, declare Bank's obligations in respect of the LIBOR Election to be terminated forthwith, and (ii) the LIBOR Election with respect to Bank shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Prime Rate.

                  (b) Prime Rate. Upon telephonic notice by Borrower to Bank by 12:00 noon on the Effective Date, Borrower may elect to have all or any portion of the Note (provided such amounts are not then subject to an Interest Rate Election), bear interest at the Prime Rate (the "Prime Rate Election").

         If Borrower fails to designate one of the interest rates set forth above or at any time after Borrower has elected to adjust the interest rate accruing on any principal outstanding hereunder to a rate other than the fixed rates set forth above, then, at the expiration of the LIBOR Interest Period, if Borrower has not made another Interest Rate Election hereunder, such outstanding amounts of principal will accrue interest at a rate per annum equal to the Prime Rate.

         Interest will be payable in immediately available funds at the principal office of the Bank set forth above on the first day of each calendar month unless Borrower elects a LIBOR Interest Rate at which time accrued interest will be due and payable at the end of the LIBOR Interest Period. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon. If any amount as to which a LIBOR Rate Election is in effect is repaid on a day other than the last day of the applicable LIBOR Interest Period, or becomes payable on a day other than the last day of the applicable LIBOR Interest Period due to acceleration or otherwise, the Borrower shall pay, on demand by the Bank, such amount (as determined by the Bank) as is required to compensate the Bank for any losses, costs or expenses which the Bank may incur as a result of such payment or acceleration, including, without limitation, any loss, cost or expense (including loss of profit) incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such amount bearing interest at the LIBOR Rate plus two hundred seventy-five (275) basis points.

         Definitions. As used herein, the following terms will have the meanings set forth below:

         (a) "Effective Date" means the date on which a LIBOR Rate Election or Prime Rate Election will begin.

         (b) "Interest Rate Election" means a LIBOR Rate Election or a Prime Rate Election.

         (c) "LIBOR Interest Period" means, with respect to a borrowing elected to accrue interest at the LIBOR Rate for a period of 30, 60 or 90 days commencing on a business day selected by the Borrower pursuant to this Note. Such LIBOR Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such LIBOR Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such LIBOR Interest Period shall end on the last business day of such succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a business day, such LIBOR Interest Period shall end on the next succeeding business day, provided, however, that if said next succeeding business day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding business day.

         (d) "LIBOR Rate" means the rate (adjusted for reserves if Bank is required to maintain reserves with respect to relevant advances) being asked on an amount of Eurodollar deposits equal to the amount of borrowings subject to a LIBOR Rate Election on the first day of a LIBOR Interest Period and which has a maturity corresponding to the maturity of the LIBOR Interest Period, as reported by the TELERATE rate reporting system (or any successor) as determined by Bank by noon on the Effective Date of the LIBOR Interest Period. Each determination by Bank of the LIBOR Rate shall be conclusive in the absence of manifest error.

         (e) "Prime Rate" shall mean the rate of interest per annum established from time to time by the Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate; provided that in no event shall the Prime Rate exceed the highest rate permitted by law.

         (f) "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement applicable to the Bank, (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities with a maturity equal to that of the LIBOR Interest Period.

         The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

         On the execution date hereof, Bank may charge and the Borrower agrees to pay a note processing fee in an amount reasonably determined by Bank from time to time.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         If any payment of principal is not paid when due (whether by acceleration or otherwise after the expiration of applicable notice grace and cure periods, if any), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, waives the issuance and service of process, and releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such obligation, for the principal amount of such obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such obligation its attorneys' fees.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                               THE O'GARA COMPANY


                                                     By: _______________________

                                                     Its: ______________________

                                   EXHIBIT 2.3

                              LETTER OF CREDIT NOTE



$4,500,000                                                      Cincinnati, Ohio
                                                      ____________________, 1996


         On Demand, THE O'GARA COMPANY, an Ohio corporation, for value received, hereby promises to pay to the order of THE FIFTH THIRD BANK, an Ohio banking corporation (the "Bank"), at its offices, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement of even date herewith by and between Borrower and Bank, as the same may be amended from time to time (the "Agreement").

         Principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at the rate equal to the Bank's Prime Rate (as defined below) as in effect from time to time. The interest rate charged hereunder will change automatically upon each change in the Prime Rate. Interest will be payable in immediately available funds at the principal office of the Bank set forth above on the first day of each calendar month during the term hereof. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

         "Prime Rate" shall mean the rate of interest per annum established from time to time by the Bank at its principal office in Cincinnati, Ohio, whether or not Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate; provided that in no event shall the Prime Rate exceed the highest rate permitted by law.

         The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

         On the execution date hereof, Bank may charge and the Borrower agrees to pay a note processing fee in an amount reasonably determined by Bank from time to time.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is the Letter of Credit Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         If any payment of principal is not paid when due (whether by acceleration or otherwise after the expiration of applicable notice grace and cure periods, if any), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, waives the issuance and service of process, and releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such obligation, for the principal amount of such obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. Borrower also agrees that the attorney acting for Borrower as set forth in this paragraph may be compensated by Bank for such services, and Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such obligation its attorneys' fees.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR

         RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                               THE O'GARA COMPANY


                                                     By: _______________________

                                                     Its: ______________________

                                  EXHIBIT 3.12

                          SUBSIDIARIES AND PARTNERSHIPS

                                 EXHIBIT 7.1(b)

                               THE O'GARA COMPANY

                             CERTIFICATE OF BORROWER

                   RE: $30,000,000 REVOLVING LOAN FACILITY AND
                      $4,500,000 LETTER OF CREDIT FACILITY
                                      FROM
                              THE FIFTH THIRD BANK


         The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of THE O'GARA COMPANY, an Ohio corporation (the "Borrower"), and the undersigned does hereby further certify as follows:

         1. Attached hereto, marked Attachment A, is a true and correct copy of the current Articles of Incorporation of Borrower together with all amendments thereto.

         2. Attached hereto, marked Attachment B, is a true and correct copy of the current Bylaws of Borrower together with all amendments thereto.

         3. Attached hereto, marked Attachment C, is a true and correct copy of certain resolutions of the board of directors of Borrower dated _________, 1996, which were duly and lawfully adopted by the board of directors of Borrower. Such resolutions have not been amended, altered or rescinded and are in full force and effect on the date hereof.

         4. The following persons are the duly elected officers of Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his true and customary signature opposite his name.

                  Name                  Title                 Signature


                  __________________    __________________    __________________

                  __________________    __________________    __________________

                  __________________    __________________    __________________

                  __________________    __________________    __________________

                  __________________    __________________    __________________


         5. Each officer whose personal signature appears above has been duly authorized by resolution of the board of directors of Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

         6. Borrower is in good standing in the state of its incorporation. Attached hereto, marked Attachment D, is a short-form certificate of good standing issued within the past 30 days by that state.

         IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this _____ day of __________, 1996.



                                                 _______________________________
                                                                     , Secretary


         The undersigned does hereby certify that he is the President of Borrower, and does further certify that ____________________ is the Secretary of Borrower, and that his signature set forth above is his true and customary signature.



                                                 _______________________________
                                                                     , President

                                  ATTACHMENT C

                                       TO
                                 EXHIBIT 7.1(b)
                               THE O'GARA COMPANY
                                DIRECTORS' ACTION
                               BY WRITTEN CONSENT

         The undersigned, being all of the Directors of THE O'GARA COMPANY, an Ohio corporation (the "Corporation") who would be entitled to notice of a meeting of the Board of Directors, do hereby authorize, approve and agree to the adoption of the following action by their written consent without a meeting, pursuant to Section 1701.54 of the Ohio Revised Code:

         WHEREAS, the Board of Directors of the Corporation deem it in the best interest of the Corporation to borrow up to an aggregate amount of $34,500,000 from The Fifth Third Bank ("Bank") to finance various operations of the Corporation; and

         WHEREAS, negotiations have been carried on by and between the Corporation and Bank relating to the structuring of the transaction and the form of documents to be used in connection with the financing; and

         WHEREAS, the following documents (collectively called the "Loan Documents") have been substantially finalized:

         1.       The Credit Agreement by and between the Corporation and Bank;

         2. $30,000,000 Revolving Note executed by the Corporation, as Maker, and made payable to Bank;

         3. $4,500,000 Letter of Credit Note executed by the Corporation, as Maker, and made payable to Bank;

         4. The Security Agreement by and between the Corporation and Bank.

         NOW THEREFORE, BE IT RESOLVED, that the Loan Documents are hereby approved with such additional terms and provisions as the officer executing the same will approve and the execution and delivery of such documents by such officer will be conclusive evidence that the same has been authorized by this resolution; and

         RESOLVED FURTHER, that any one of the following officers of the Corporation are hereby authorized to execute and deliver the Loan Documents on behalf of the Corporation, and any and all other documents that he deems necessary and advisable in order to complete the transaction authorized by these resolutions and to perform such other acts, as in his judgment may be necessary or appropriate in order to effectuate the financing and the intent and purposes of the foregoing resolutions, the signature of only one such officer being necessary:

                           Chairman of the Board
                           President
                           Vice President
                           Secretary
                           Treasurer

         RESOLVED FURTHER, that the Chairman of the Board, President, Vice President, Secretary and Treasurer of the Corporation are hereby authorized to execute, the signature of only one such officer being necessary, and any and all closing documents including but not limited to closing certificates and financing statements necessary to obtain the financing with such additional terms and provisions as the officer executing the same will approve and the execution and delivery of such documents by such officer will be conclusive evidence that the same has been authorized by this resolution.

         RESOLVED FURTHER, that the Chairman of the Board, President, Vice President, Secretary and Treasurer of the Corporation are hereby each hereby authorized to request advances under the Revolving Note, direct Bank as to where such advances are to be paid, repay such advances,and reborrow such amounts on behalf of Borrower during the term of the Revolving Note, which requests shall be made in the manner prescribed by the terms of the Credit Agreement.

Dated:

                                 EXHIBIT 7.1 (c)

                         OPINION OF COUNSEL FOR BORROWER



The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263
Attention:  Metropolitan Lending Department

         Re:      THE O'GARA COMPANY

Gentlemen:

         We have acted as general counsel for The O'Gara Company, an Ohio corporation (the "Borrower"), in connection with the negotiation and execution of the Credit Agreement of even date herewith between you and Borrower (the "Credit Agreement"), the Security Agreement between you and Borrower of even date herewith, the $30,000,000 Revolving Note and the $4,500,000 Letter of Credit Note of Borrower, each dated of even date herewith (collectively the "Notes") (all of which will be collectively referred to as the "Loan Documents"). All capitalized terms not defined herein have the meanings set forth in the Credit Agreement. As general counsel for Borrower, we have made such investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

         Based upon such investigations, it is our opinion that:

         (1) Borrower is a corporation duly organized and validly existing under the laws of the state of its incorporation, having full corporate power and authority to execute and deliver and to carry out and perform its obligations under the Loan Documents;

         (2) The execution and performance of the Loan Documents have been duly authorized by all necessary corporate action of Borrower and the Loan Documents have been duly executed and delivered by Borrower and are valid and binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by equitable principles or by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally;

         (3) To our knowledge, after due investigation, the execution and delivery of the Loan Documents and the performance by Borrower of its obligations thereunder do not and will not conflict with or constitute on the part of Borrower a breach of or default under the articles of incorporation or code of regulations governing Borrower, any existing law, regulation, court order or consent decree to which Borrower is subject, or any agreement, indenture, note, mortgage, or other obligation or instrument to which Borrower is a party or by which it may be bound;

         (4) There is not pending, or to our knowledge, after due investigation, threatened, any action, suit, proceeding (at law or in equity) or investigation before or by any court, administrative agency, or public board or body against Borrower or its properties;

         (5) The Security Agreement and accompanying financing statements will grant to Bank a fully perfected first priority security interest in the Accounts, Inventory, Equipment and General Intangibles of Borrower, assuming the delivery to Bank of all collateral for which possession is necessary to perfect a security interest;

         (6) The execution, delivery and performance by Borrower of the Loan Documents are not subject to any authorization, consent, approval or review by any governmental body or regulatory authority not heretofore obtained or affected;

         (7) The Notes are not usurious under the governing laws.

                                   EXHIBIT 8.5

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is entered into as of the day of , 1996, by and between THE O'GARA COMPANY, an Ohio corporation (the "Borrower") and THE FIFTH THIRD BANK, an Ohio banking corporation (the "Bank").

Section 1.        Definitions:

         1.1      Specific Definitions.  The following definitions will apply:

         (a) "Accounts" means all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

         (b) "Debtors" means Borrower's customers and all other persons obligated to Borrower on Accounts.

         (c) "Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Bank's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

         (d) "General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Borrower from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

         (e) "Inventory" means any and all goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or otherwise and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

         (f) "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

         (g) In addition to the foregoing, the definitions of the terms Accounts, Inventory, Equipment and General Intangibles will have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction where Bank's principal place of business is located, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision.

         1.2 Other Definitions. Capitalized terms not defined herein have the meanings set forth in the Credit Agreement of even date herewith between Borrower and Bank (the "Credit Agreement"). All other undefined terms will have the meaning given to them in the Ohio Uniform Commercial Code.

Section 2.        Security.

         2.1 Security Interest of Bank. To induce Bank to make the Loans, and as security for all Obligations, Borrower hereby assigns to Bank as collateral and grants to Bank a continuing first priority pledge and security interest in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:

         (a) all Accounts;

         (b) all Inventory;

         (c) all Equipment;

         (d) all General Intangibles;

         (e) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein; and

         (f) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and the proceeds thereof, all rights to payment from all claims against Bank, and any deposit accounts of Borrower with Bank, including certificates of deposit, all demand, time, savings, passbook or other accounts.

         2.2 Representations in Schedule I. The representations and warranties in Schedule I attached hereto entitled the Specific Representation Schedule are true and correct. Except as otherwise permitted hereunder, Borrower will not change its name, transfer executive offices or maintain records with respect to Accounts at any location other than the present locations specified in that schedule.

         2.3 Provisions Concerning Accounts. (a) Borrower represents and warrants that each Account reflected in Borrower's books and records and on each Collateral Report submitted to Bank is, or at the time it arises will be owned by Borrower free and clear of all Liens in favor of any third party, will be a bona fide existing obligation created by the final sale and delivery goods or the completed performance of services by Borrower in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition, except as reflected on Borrower's books and records and on all Collateral Reports delivered to Bank. Borrower will not redate any invoices. Any allowances between Borrower and its customers will be in accordance with the usual customary practices of Borrower, as they exist at this time.

         (b) Any officer, employee or agent of Bank will have the right, at any time or times hereafter, in the name of Bank or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, or otherwise. Bank or its designee may at any time notify Debtors that Accounts have been assigned to Bank or of Bank's security interest therein, and after default by Borrower hereunder collect the same directly and charge all collection costs and expenses to Borrower's account.

         (c) If Borrower becomes aware that a Debtor disputes liability or makes any claim with respect to an Account in excess of $10,000 or that a receivership petition or petition under any chapter of the federal bankruptcy act is filed by or against a Debtor, or that a Debtor dissolves, makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, or that any other event occurs which adversely affects the value of any Account owed by a debtor, Borrower will immediately notify Bank of each such event where such event is material in nature. After default by Borrower hereunder, Borrower will not grant any discounts, credit or allowances to any Debtor and will not accept returns of merchandise without Bank's consent. After default by Borrower, Bank may settle disputes and claims directly with Debtors, and in such cases, Bank will credit Borrower's account with the net amounts collected from such disputed Accounts, after expenses of collection.

         (d) Borrower appoints Bank or Bank's designee as its attorney-in-fact to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Debtors, on schedules and assignments of Accounts or Inventory, on notices of assignment and other public records, on verifications of Accounts and on notices to Debtors; to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Bank, to receive and open all mail addressed to Borrower and to retain all mail relating to Collateral and forward all other mail to Borrower; to send requests for verification of accounts to customers or Debtors, and to do all things necessary to carry out or enforce this Agreement. Borrower ratifies and approves all acts of Bank as attorney-in-fact. Bank as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that Bank will not exercise this power until after an Event of Default.

         (e) If any Accounts will arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower will promptly notify Bank and will perfect Bank's Lien in such Accounts under the provisions of the Federal laws on assignment of claims.

         2.4 Provisions Concerning General Intangibles. Borrower represents and warrants that Borrower owns all of the General Intangibles in which Borrower grants Bank a Lien, free and clear of any Liens in favor of any person other than Bank. Borrower will preserve all patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.

         2.5 Provisions Concerning Inventory. (a) Borrower represents and warrants that each item of Inventory will be valued by Borrower at the lower of cost or market on a FIFO basis. Borrower has informed Bank on Schedule I of all places where Borrower maintains Inventory or has maintained Inventory at any time during the past four months, including, without limitations, facilities leased and operated by Borrower and locations neither owned nor leased by Borrower. Schedule I indicates whether the premises are those of a warehouseman or other party. No Inventory will be removed from the current locations or stored at locations other than the current locations disclosed to Bank on
Schedule I, except (i) for the purpose of sale in the ordinary course of Borrower's business or (ii) upon 30 days' written notice to Bank, to such other locations as to which all action required to perfect and protect Bank's lien in such Inventory has been taken. Inventory may be moved from one current location to another.

         (b) Borrower will keep all Inventory in good order and condition and will maintain full, accurate and complete books and records with respect to Inventory at all times.

         (c) Except during the continuance of an Event of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).

         (d) If any Inventory is stored with a bailee, warehouseman or similar party at any time, Borrower so storing such Inventory will inform Bank of that fact and will take all steps requested by Bank so that Bank retains a first priority perfected Lien in those assets.

         (e) Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the seller's business, except as set forth on an exhibit attached hereto.

         2.6 Provisions Concerning Equipment. (a) Borrower warrants and represents that Borrower has informed Bank on Schedule I of all places where any of Borrower's Equipment is located or has been located at any time during the past four months. No Equipment will be moved to any location not disclosed to Bank on Schedule I but Equipment may be moved from one such location to another. In addition, Borrower may move Equipment from job site to job site provided that Borrower will provide Bank with prior written notice if any Equipment with a book value in excess of $50,000 is to be moved to and maintained at a particular job site for a period in excess of three months.

         (b) Borrower will keep and maintain the Equipment in good operating condition and repair, make all necessary replacements so that its value and operating efficiency is maintained and preserved. Borrower will immediately notify Bank of any material loss or damage to the Collateral.

         (c) Borrower will immediately deliver to Bank all certificates of title or applications for title or the like for any vehicles, ships or airplanes covered by certificates of title. Borrower will take all steps necessary to perfect Bank's Lien in such assets.

         (d) Borrower will not permit any item of Equipment to become a fixture to real estate or accession to other property and the Equipment is now and will at all times remain and be personal property, except with the prior written consent of Bank. If any of the Collateral is or may become a fixture, Borrower will obtain from all persons with an interest in the relevant real estate such waivers or subordinations as Bank reasonably requires.

         2.7 Liens. Borrower has good and marketable title to its respective Collateral, and the Liens granted to Bank in this Agreement are fully perfected first priority Liens in the Collateral with priority over the rights of every person other than Borrower in the Collateral. Borrower is the owner of all personal property in its possession, and all assets of Borrower are owned free, clear and unencumbered, except for the Lien of Bank and except for Liens imposed by law which secure amounts not yet due and payable and Permitted Liens.

         2.8 Further Assurances. (a) Borrower will execute and deliver to Bank at Bank's request all financing statements, continuation statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney with power to sign the name of Borrower on any such documents.

         (b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") Borrower will, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

         (c) Bank may inspect and verify Borrower's books and records at any time or times hereafter, during usual business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Borrower's financial condition. Borrower will promptly deliver to Bank copies of all books and records requested by Bank.

         2.9 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Credit Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Bank may, but will not be required to, pay, satisfy, discharge or bond the same of the account of Borrower, and to the extent permitted by law and all monies so paid out will be secured by the Collateral.

         2.10 Borrower Remains Liable. Borrower will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Bank will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

         2.11 Insurance. Borrower will insure the Collateral against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

Section 3         Events of Default and Remedies.

         3.1 Events of Default. Any of the following events will be an Event of
Default:

         (a) any representation or warranty made herein by Borrower is incorrect when made or reaffirmed; or

         (b) Borrower fails to keep its assets insured as required herein or in the Credit Agreement, or material uninsured damage to or loss, theft or destruction of the Collateral occurs; or

         (c) Borrower fails to observe or perform any covenant, condition or agreement herein and the failure or inability of Borrower to cure such default within 30 days of the occurrence thereof, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgement is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, or (iii) any breach of any covenant which has already occurred; or

         (d) an Event of Default occurs under the Credit Agreement, the Loan Documents or any document or agreement evidencing or securing the Obligations.

         3.2 Remedies. If any Event of Default will occur and be continuing, in addition to the remedies provided in the Credit Agreement:

         (a) Bank may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

         (b) Bank may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Borrower will be credited with the net proceeds of such sale only when they are actually received by Bank and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Borrower 10 days prior to such disposition;

         (c) Borrower will upon request of Bank assemble the Collateral and any records pertaining thereto and make them available at a place designated by Bank; or

         (d) Bank may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower.

         3.3 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Credit Agreement or now or hereafter existing at law or in equity or by statute.

Section 4         Miscellaneous Provisions.

         4.1 Miscellaneous. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.

         4.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Bank (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons.

         4.3 Subsidiaries. If Borrower has any additional Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower and each Subsidiary individually and in the aggregate," and Borrower will cause each Subsidiary to be in compliance therewith.

         4.4 Financing Statement. Borrower hereby authorizes Bank to file a copy of this Agreement as a Financing Statement under the Uniform Commercial Code with appropriate county and state government authorities necessary to perfect the Bank's security interest in the Collateral as set forth herein.

         4.5 Notices. Any notices under or pursuant to this agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, to the addresses then provided for in the Notices section of the Credit Agreement.

         4.6 Governing Law; Jurisdiction. This Agreement will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Credit Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, Borrower and Bank have executed this Security Agreement by their duly authorized officers as of the date first above written.

                                        THE O'GARA COMPANY

                                        By:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------


                                        THE FIFTH THIRD BANK

                                        By:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------

                                   SCHEDULE I

                            SPECIFIC REPRESENTATIONS

         1. The exact legal name of Borrower is: _______________________________
_____________.

         2. If Borrower has changed its name since it was incorporated, its past legal names were: _____________________________________________________________.

         3. Borrower uses in its business and owns the following trade names:___
_____________________________________________________________.

         4. Borrower was incorporated on ___________________________, under the laws of the State of ______________, and is in good standing under those laws.

         5. Borrower is qualified to transact business in the following states:
_____________________________________________________________.

         6. Borrower has its chief executive office and principal place of business at ___________________________________________________________________.
Borrower maintains all of its records with respect to its Accounts at that address.

         7. Borrower also has places of business at ____________________________
_________________________________.

         8. No inventory, equipment or fixtures owned by Borrower are located at any other place, nor were they located at any other place within the past four months. The locations noted in #7 above.

         9. In the past five years Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except _____________________________________________________________.

         10. The following entities (a) have been merged into Borrower, (b) have sold substantially all of their assets to Borrower outside the ordinary course of their business since Borrower was incorporated: _____________________________
___________________________________________________________________.

         11. Borrower owns the following numbers of motor vehicles:

             _____ autos; _____ trucks; _____tractors; _____trailers.

         12. Borrower is not the owner or licensee of any registered patents, trademarks or copyrights except ________________________________________________
_____________________________________________________________.

         13. Borrower does not have any subsidiaries, or own stock in any other corporations, or own an interest in any partnerships or joint ventures, except
_____________________________________________________________.

         14. Borrower is not the owner of any life insurance policies except
_____________________________________________________________.

         15. If Borrower is incorporated in Kentucky or qualified to do business there, its registered agent and registered office there as listed on the Kentucky secretary of state's corporate records are: ___________________________
_____________________________________________________________.

         16. Borrower is not a plaintiff or defendant in any litigation except as follows: ____________________________________________________________________
_________________________________________________________________

                                    EXHIBIT A
                                       TO
                            UCC-1 FINANCING STATEMENT
DEBTOR:                                                           SECURED PARTY:
The O'Gara Company                                          The Fifth Third Bank
________________________________                        38 Fountain Square Plaza
________________________________                          Cincinnati, Ohio 45263

         This UCC-1 Financing Statement covers the following property of Debtor whether now owned or existing or hereafter acquired or arising regardless of where it is located (collectively referred to herein as the"Collateral"):

         (a) all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

         (b) all equipment, machinery, machine tools, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

         (c) all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

         (d) all inventory, goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

         (e) all proceeds and products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.

         (f) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now are or at any time hereafter will be in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, all rights to payment from, and all claims against Secured Party, and any deposit accounts of Debtor with Secured Party, including all demand, time, savings, passbook or other accounts and all deposits therein.